EXHIBIT 4.1


                           Matrix Capital Group, Inc.
                         335 Madison Avenue, 11th Floor
                            New York, New York 10017


                                  July 2, 2008



Matrix Defined Trusts 1
c/o The Bank of New York Mellon, as Trustee
The Bank of New York Mellon
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                    Matrix Defined Trusts 1
                  The America First Growth Portfolio, Series 1
             The America First Defensive Growth Portfolio, Series 1
             ------------------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-150528 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Matrix Capital Management, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                MATRIX CAPITAL MANAGEMENT, INC.


                                By     /s/ CHRISTOPHER ANCI
                                  ------------------------------
                                        Christopher Anci
                                           President